                                                                      Exhibit 11

                           CHARTER ONE FINANCIAL, INC.
                        COMPUTATION OF PER SHARE EARNINGS


                                                                                            Three Months Ended
                                                                                      --------------------------------
                                                                                         3/31/01           3/31/00
                                                                                          (Dollars in thousands,
                                                                                          except per share data)
Basic earnings per share(1):
  Weighted average number of common shares outstanding.............................      208,427,813      219,896,363
                                                                                      ===============   ==============
  Net income.......................................................................  $       114,790   $      111,709
                                                                                      ===============   ==============
  Basic earnings per share.........................................................  $           .55   $          .51
                                                                                      ===============   ==============

Diluted earnings per share(1):
  Weighted average number of common shares outstanding.............................      208,427,813      219,896,363
  Add common stock equivalents for shares issuable under stock option plans........        5,137,927        2,791,593
                                                                                      ---------------   --------------
  Weighted average number of common and common equivalent shares
    outstanding....................................................................      213,565,740      222,687,956
                                                                                      ===============   ==============
  Net income.......................................................................  $       114,790   $      111,709
                                                                                      ===============   ==============
  Diluted earnings per share.......................................................  $           .54   $          .50
                                                                                      ===============   ==============

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(1)      Restated to reflect the 5% stock dividend issued September 30, 2000.